Exhibit 99.1

DANAHER TO ACQUIRE THE BIOPHARMA BUSINESS OF GENERAL ELECTRIC LIFE SCIENCES FOR $21.4 BILLION

Washington, D.C., February 25, 2019 – Danaher Corporation (NYSE: DHR) (“Danaher” or the “Company”) announced today that it has entered into a definitive agreement with General Electric Company (“GE”) (NYSE: GE) to acquire the Biopharma business of GE Life Sciences (“GE Biopharma”) for a cash purchase price of approximately $21.4 billion. Given anticipated tax benefits from the transaction structure, the net purchase price is approximately $20 billion. This represents a multiple of approximately 17 times expected 2019 EBITDA for GE Biopharma.

GE Biopharma is a leading provider of instruments, consumables, and software that support the research, discovery, process development and manufacturing workflows of biopharmaceutical drugs. The business is comprised of process chromatography hardware and consumables, cell culture media, single-use technologies, development instrumentation and consumables, and service. GE Biopharma is expected to generate annual revenue of approximately $3.2 billion in 2019, with approximately 75% of these revenues considered recurring.

The business will be established as a stand-alone operating company within Danaher’s $6.5 billion Life Sciences segment, joining the Company’s Pall, Beckman Coulter Life Sciences, SCIEX, Leica Microsystems, Molecular Devices, Phenomenex and IDT businesses.

Danaher’s President and CEO, Thomas P. Joyce, Jr., said, “GE Biopharma is renowned for providing best-in-class bioprocessing technologies and solutions. This acquisition will bring a talented and passionate team as well as a highly innovative, industry-leading product suite to our Life Sciences portfolio, providing an excellent complement to our current biologics workflow solutions.”

Joyce continued, “We expect GE Biopharma to advance our growth and innovation strategy in an important and highly attractive life science market. We see meaningful opportunities to harness the power of the Danaher Business System to further provide GE Biopharma’s customers with end-to-end bioprocessing solutions that help enable breakthrough development and production capabilities. We look forward to welcoming this talented team to Danaher.”

Danaher expects to finance the all-cash transaction with approximately $3 billion of proceeds from an equity offering (which may include an offering of mandatory convertible preferred shares), and the remainder from available cash on hand and proceeds from the issuance of debt and/or new credit facilities.

Danaher estimates the acquisition will reduce GAAP diluted net earnings per share by approximately $1.15 to $1.20 but will be accretive to non-GAAP, adjusted diluted net earnings per share by approximately $0.45 to $0.50 in the first full year post acquisition. The non-GAAP, adjusted diluted net earnings per share amounts exclude anticipated non-cash amortization, purchase accounting charges and transaction expenses attributable to the acquisition, as well as stand-up costs related to carving out the business. The dilution impact from the anticipated equity financing for the transaction is included in both of these GAAP and non-GAAP diluted earnings per share figures.

The transaction is expected to be completed in the fourth quarter of calendar year 2019, and is subject to customary conditions, including receipt of applicable regulatory approvals.

Danaher will host a conference call to discuss the transaction on Monday, February 25 at 8:30 a.m. ET. Access the call by dialing 866-503-8675 in the U.S., or 786-815-8792 internationally, and telling the operator that you are dialing in for Danaher’s investor conference call (conference ID 3897574). A replay of the conference call will be available shortly after the conclusion of the call and until Monday, March 4, 2019. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.”

ABOUT DANAHER

Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in the demanding and attractive health care, environmental and applied end-markets. With more than 20 operating companies, Danaher’s globally diverse team of approximately 71,000 associates is united by a common culture and operating system, the Danaher Business System, and our Shared Purpose, Helping Realize Life’s Potential. For more information, please visit www.danaher.com.

NON-GAAP MEASURES

In addition to the Danaher financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures related to Danaher. A reconciliation of these measures to the most directly comparable GAAP measures is included in the supplemental reconciliation schedule attached.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, the anticipated percentage of GE Biopharma’s 2019 revenues considered recurring, anticipated tax and other benefits and synergies from the transaction, the anticipated impact of the transaction on Danaher’s growth and innovation, future opportunities for the combined businesses, anticipated accretion from the acquisition, Danaher’s anticipated financing plans and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, are “forward-looking” statements within the meaning of the U.S. federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, general economic conditions and conditions affecting the industries in which Danaher and GE Biopharma operate; the uncertainty of regulatory approvals and the timing thereof; the parties’ ability to satisfy the acquisition agreement conditions and consummate the transaction on the anticipated timetable or at all; Danaher’s ability to successfully integrate GE Biopharma’s operations and employees with Danaher’s existing business; the ability to realize anticipated growth and synergies; and GE Biopharma’s performance and maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2018 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and, except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

INVESTOR CONTACT

Matthew E. Gugino

Vice President, Investor Relations

Danaher Corporation

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037

Telephone: (202) 828-0850

Fax: (202) 828-0860

MEDIA CONTACT

George Sard

Sard Verbinnen & Co

Telephone: (212) 687-8080

Email: gsard@sardverb.com

DANAHER CORPORATION

RECONCILIATION OF EXPECTED GAAP TO NON-GAAP

DILUTED EARNINGS PER SHARE ASSOCIATED WITH

THE ACQUISITION OF THE GE BIOPHARMA BUSINESS

Forecasted Contribution from GE Biopharma Business to Adjusted Diluted Net Earnings Per Share from Continuing Operations 1

	First Full Year of Ownership
	Low End	High End
Forecasted Contribution of the GE Biopharma Business to Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$(1.20)	$(1.15)
Forecast preliminary pretax amortization of acquisition-related intangible assets	1.14	1.14
Forecast preliminary pretax acquisition-related transaction costs deemed significant and fair value adjustments to inventory and deferred revenue related to the acquisition of the GE Biopharma business as well as pretax costs expected to be incurred related to establishing new company infrastructure for the GE Biopharma Business primarily related to incremental salaries, benefits and other costs and fees for legal, tax, finance and information technology services	0.91	0.91
Tax effect of all adjustments reflected above	(0.40)	(0.40)

Forecasted Contribution of the GE Biopharma Business to Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.45	$0.50

[1]

These forward-looking estimates are based on preliminary assumptions about the financial performance of the GE Biopharma business and will change as additional information is learned about the timing of the transaction, costs associated with standing up the business, financing costs associated with the acquisition and the allocation of the purchase consideration to the acquired assets and liabilities. These estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.

The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.